                                                                     EXHIBIT 4.1

























































                                               HOME SHOPPING NETWORK, INC.


                                            EMPLOYEE EQUITY PARTICIPATION PLAN

                                               HOME SHOPPING NETWORK, INC.
                                            EMPLOYEE EQUITY PARTICIPATION PLAN

      M
                                                    Table Of Contents


ARTICLE I        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II       Name and Purpose of the Plan and the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE III      Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IV       Eligibility and Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V        Contributions to the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VI       Participants' Account and Allocation
                   of Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VII      Top Heavy Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VIII     Benefits Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IX       Payment of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE X        Voting and Exercising Other Rights
                   of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XI       Valuations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE XII      Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE XIII     Trust Fund and Expenses of Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE XIV      Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE XV       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                          HOME SHOPPING NETWORK, INC.
                      EMPLOYEE EQUITY PARTICIPATION PLAN


        This HOME SHOPPING NETWORK, INC. EMPLOYEE EQUITY PARTICIPATION PLAN hereby adopted this 28th day of December 2, 1994, by HOME SHOPPING NETWORK, INC., a Delaware corporation (the "Company").


                             W I T N E S S E T H:


        WHEREAS, the Company desires to establish and maintain an employee stock ownership plan for the benefit of its employees and the employees of its Affiliates which adopt this Plan and who shall qualify as participants hereunder; and

        WHEREAS, the Company's securities are traded on an established securities market; and

        WHEREAS, the Company intends to contribute its securities to the Trust Fund solely for the benefit of its employees and those of its Affiliates who adopt this plan and who qualify hereunder.

        NOW, THEREFORE, the Company hereby establishes an employee stock ownership plan upon the following terms:


                                   ARTICLE I

                                  Definitions

        (a)     "Account" means the Participant's Company Stock Account.

        (b)     "Allocation Date" means December 31 of such Plan Year.

        (c)     "Administrator" shall mean the Plan Administrator.

        (d) "Affiliate" or "Affiliates" shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; and any other organization that is required to be aggregated with such Employer under Section 414(o) of the Code. For purposes of determining the limitations on Annual Additions, the special rules of Section 415(h) of the Code shall apply.

        (e) "Annual Additions" shall mean, with respect to a Limitation Year, the sum of:

                (1) the amount of Employer contributions (including elective contributions) allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate;

                (2) the amount of the Employee's contributions (other than rollover contributions, if any) to any contributory defined contribution plan maintained by an Employer or an Affiliate;

                (3) any Forfeitures allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate; and

                (4) amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code that is part of a pension or annuity plan maintained by an Employer or an Affiliate, and amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by an Employer or an Affiliate; provided, however, the percentage limitation set forth in paragraph (e)(1) of Article VI shall not apply to: (A) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an "Annual Addition," or (B) any amount otherwise treated as an "Annual Addition" under Section 415(l)(1) of the Code.

        (f) "Authorized Leave of Absence" shall mean an unpaid temporary cessation from active employment with the Employer pursuant to a nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

        (g) "Beneficiary" or "Beneficiaries" shall mean the person or persons to whom the share of a deceased Participant is payable as provided in paragraph (d)(2) of Article VIII.

        (h) "Board of Directors" and "Board" shall mean the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

        (i) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

        (j) "Company" shall mean Home Shopping Network, Inc., and its successors.

        (k) "Company Stock" means common stock issued by the Company (or by a corporation which is a member of the controlled group of corporations of which the Company is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Company (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Company (or of any such corporation) having the greatest voting power, and (B) that class of stock of the Company (or any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes, of the preceding sentence, pursuant to regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

        (l) "Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund pursuant to paragraph (a) of Article V.

        (m)     (1)      "Compensation" shall mean the regular salaries and
        wages, commissions, bonuses and overtime pay paid by an Employer (as determined for federal income tax purposes and reported on IRS Form W-2) and elective contributions under a Section 401(k) plan or a plan described in Section 125 of the Code, but shall not include disability payments, stock options, stock awards, relocation expense payments, credits or benefits under this Plan, any amount contributed to any pension, employee welfare, life insurance or health insurance plan or arrangement, or any other fringe benefits, deferred compensation or welfare benefits. Compensation shall be determined based on the Plan Year.

                (2) To the extent required by law, no Compensation in excess of $150,000.00 (adjusted under such regulations as may be issued by the Secretary of the Treasury) shall be taken into account for any Employee. For purposes of determining whether Compensation exceeds $150,000.00, if any Employee is a Family Member of a Highly Compensated Employee who is (i) a 5% owner of an Employer, or (ii) one of the ten Highly Compensated Employees paid the greatest amount of Compensation during the Plan Year, then such Family Member shall not be considered as a separate Employee and any Compensation paid to such Family Member shall be treated as if it were paid to or on behalf of the related Highly Compensated Employee.

                (3) For purposes of making allocations of Company contributions pursuant to Article VI with respect to any Plan Year, no Compensation paid by an Employer with respect to an Employee prior to the Employee's first day of participation shall be taken into account.

        (n) "Effective Date" shall mean December 31, 1994, except as may otherwise be noted herein.

        (o) "Eligible Person" is any Employee other than an Employee who has been granted stock options under the Company's employee stock option plan or who has been granted any stock appreciation rights by the Company. Any Employee who became a Participant and thereafter is granted stock options pursuant to the Company's stock option plan or is granted any stock appreciation rights shall continue to vest in any shares allocated to his Account under this Plan but shall not share in future allocations of Company stock as provided in Article VI(b) and (e).

        (p) "Eligible Participant" means a Participant who has worked at least one thousand (1,000) Hours of Service with the Employer or an Affiliate during a Plan Year and is in the employ of an Employer on the Allocation Date.

        (q)     "Entry Date" shall mean either June 30 or December 31.

        (r) "Employee" shall mean any person employed by an Employer or an Affiliate other than:

                (1) a member of a collective bargaining unit if retirement benefits were a subject of good faith bargaining between such unit and an Employer, and

                (2) a non-resident alien who does not receive earned income from sources within the United States.

                The term "Employee" shall also include any individual required to be treated as an Employee by reason of Section 414(n) or Section 414(o) of the Code (but only for the purposes specified in such Sections).

                (s) "Employer" shall mean the Company and any Affiliate that adopts this Plan with the consent of the Company.

                (t) "Employment Commencement Date" means the date on which an Employee performs his first Hour of Service for an Employer.

        (u) "Family Member" of a Highly Compensated Employee shall mean such Employee's spouse, lineal descendant or ascendant, or the spouse of his lineal descendant or ascendant; provided, however, that for purposes of determining the limit on a Highly Compensated Employee's Compensation under Section 401(a)(17) of the Code, the term "Family Member" shall include only the Employee's spouse and his lineal descendants who have not attained age 19 before the close of the Plan Year.

        (v) "Forfeiture" or "Forfeitures" means that portion of a Participant's Company Stock Account that is not vested, and which is reallocated (under paragraph (e) of Article VI) on the dates specified in paragraph (c)(3) and (4) of Article VIII. Restoration of forfeited amounts shall occur pursuant to paragraph (c)(4)(C) of Article VIII.

        (w)     (1)     "Highly Compensated Employee" shall mean any Employee
during the Plan Year or the immediately preceding Plan Year (or calendar year, if elected by the Employer in accordance with Treasury regulations)

                        (A)     who was a 5% owner of an Employer;

                        (B) whose Section 415 Compensation was more than $75,000.00 (adjusted under such regulations as may be issued by the Secretary of the Treasury);

                        (C) whose Section 415 Compensation was more than $50,000.00 (adjusted under such regulations as may be issued by the Secretary of the Treasury), and who was a member of the "top paid group"; provided, that as used herein, "top paid group" shall mean all Employees who are in the top 20% of the Employer's work force on the basis of Section 415 Compensation paid during the year; provided, further, that for purposes of determining the number of Employees in the top paid group, Employees described in Section 414(q)(8) of the Code shall be excluded; or

                        (D) who was an officer of an Employer and received compensation in excess of 50% of the amount in effect under
                Section 415(b)(1)(A) of the Code for any such Plan Year.

                                (i) The number of officers shall be limited to the lesser of (a) 50 Employees; or (b) the greater of three (3) Employees or 10% of all Employees. For purposes of determining the number of officers, Employees described in Section 414(q)(8) of the Code shall be excluded, but such Employees shall still be considered for the purpose of identifying particular Employees who are officers.

                                (ii) If an Employer does not have at least one officer whose Section 415 Compensation is in excess of 50% of the amount in effect in Section 415(b)(1)(A) of the Code, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

                (2) In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer constituting United States source income (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees.

                (3) For purposes of determining who is a Highly Compensated Employee, an Employer and any Affiliate shall be taken into account as a single Employer.

                (4)     For purposes of this paragraph, the determination of
        Section 415 Compensation shall be based only on Section 415 Compensation that is actually paid and shall be made by including elective or salary reduction contributions to a plan described in Section 125 of the Code, a plan described in Section 401(k) of the Code, a simplified employee pension described in Section 408(k) of the Code or a plan described in
        Section 403(b) of the Code.

                (5) The term "Highly Compensated Employee" shall also mean any former Employee who separated from service (or was deemed to have separated from service) prior to the Plan Year, performs no service for an Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained age 55.

                (6) For purposes of determining whether a Participant is a Highly Compensated Employee, if any Employee is a Family Member of a Highly Compensated Employee who is (A) a 5% owner of an Employer, or (B) one of the ten Highly Compensated Employees paid the greatest amount of Compensation during the Plan Year, then such Family Member shall not be considered as a separate Employee and any Compensation paid to such Family Member (and any applicable benefit or contribution on behalf of such Family Member) shall be treated as if it were paid to or on behalf of the related Highly Compensated Employee.

        (x) "Key Employee" shall mean any Employee or former Employee who is at any time during the Plan Year (or was at any time during the four preceding Plan Years) (1) an officer of an Employer (within the meaning of Section 416(i)(1) of the Code) having an aggregate annual compensation from the Employer and its Affiliates in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any Plan Year, (2) one of the ten Employees owning (or considered as owning) the largest interests in an Employer, owning more than a 1/2% interest in the Employer, and having an aggregate annual compensation from the Employer and its Affiliates of more than the limitation in effect under
Section 415(c)(1)(A) of the Code for the calendar year that includes the last day of the Plan Year (if two Employees have equal interests in an Employer, the Employees having the greater annual compensation from the Employer shall be deemed to have a larger interest), (3) a 5% owner of an Employer (within the meaning of Section 416(i)(1)(B) of the Code) or (4) a 1% owner of an Employer (within the meaning of Section 416(i)(1)(B) of the Code) having an aggregate annual compensation from the Employer and its Affiliates of more than $150,000.00. For purposes of this paragraph the term "compensation" shall mean an Employee's Section 415 Compensation. The determination of Section 415 Compensation shall be based only on Section 415 Compensation that is actually paid and shall be made by including elective or salary reduction contributions to a plan described in Section 125 of the Code, a plan described in Section 401(k) of the Code, a simplified employee pension described in Section 408(k) of the Code or a plan described in Section 403(b) of the Code.

        (y)     "Limitation Year"  shall mean the Plan Year.

        (z) "Non-Key Employee" shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Key Employee (including any such Employee who formerly was a Key Employee).

        (aa) "Normal Retirement Date" shall mean the date on which a Participant attains the age of 65 years.

        (ab) "Participant" shall mean any Eligible Person who participates in the Plan as provided in Article IV and shall include any former employee of an Employer who was participating in the Plan and who still has a balance in his Account under the Plan.

        (ac) "Plan" shall mean the Home Shopping Network, Inc. Employee Equity Participation Plan as herein set forth, as it may be amended from time to time.

        (ad)    "Plan Administrator" shall mean the Company.

        (ae)    "Plan Year" shall mean the 12-month period ending on December
31.

        (af) "Section 415 Compensation" shall mean wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Income Tax Regulations), and excluding the following:

                (1) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                (3) Amounts realized from the sale, exchange or other disposition of stock acquired from an Employer under a qualified stock option plan; and

                (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

        (ag)    "Service" means:

                (1)     "Hour of Service" is defined as:

                (A) Any hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These Hours will be credited to the Employee for the computation period in which the duties are performed; and

                (B) Any hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that no more than 501 Hours of Service shall be credited under this paragraph (1)(B) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and no credit shall be awarded for any payment required by applicable worker's compensation, unemployment compensation or disability insurance laws or for payments which solely reimburse an Employee for medical or medical-related expenses. Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference.

        Notwithstanding anything herein to the contrary, any Employee who is paid on an hourly basis or who is required to account for his hours of work shall be credited with Hours of Service based upon his actual hours of work as reflected by the Employer's books and records. Payments made to Employees for periods during which no services are performed are to be converted into Hours of Service as provided by Labor Department Regulations 29 C.F.R. Section 2530.200b-2(b) and (c). Any other Employee required by paragraph (A) or (B) above to be credited with at least one Hour of Service during his regular payroll period shall be credited with Hours of Service for that period determined by the following schedule:

                          Pay Period               Hours of Service
                          ----------               ----------------
                          Weekly                             45
                          Bi-Weekly                          90
                          Semi-Monthly                       95
                          Monthly                           190

        Any award or agreement providing back pay, irrespective of any mitigation of damages, shall be credited as Hours of Service for the period for which it is allowed provided that it does not result in duplication of hours credited under paragraphs (1)(A) and (B) above.

        Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the Regulations thereunder. Hours of Service will also be credited for any Leased Employee or other shared employee considered to be an Employee for purposes of this Plan by application of Section 414(n) or Section 414(o) of the Code and the Regulations thereunder and for service with a predecessor employer if the Employer maintains a plan of the predecessor Employer.

        Solely for purposes of determining whether a Break in Service, as defined in paragraph (3) below, has occurred in a Plan Year for participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or, in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of a birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (A) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that Year, or (B) in all other cases, in the following Plan Year.

                (2) "Year of Service" A Year of Service is defined as the twelve (12) consecutive month computation period during which the Employee completes at least one thousand (1,000) Hours of Service:

                        (A) For purposes of determining a Year of Service for an Employee's eligibility to participate in the Plan pursuant to Article IV(a)(2), the initial eligibility computation period is the twelve (12) consecutive month period commencing with the Employee's Employment

                Commencement Date (or the date an Employee performs his first Hour of Service following a Break in Service, whichever is later) during which the Employee completes at least one thousand (1,000) Hours of Service. All succeeding eligibility computation periods shall be the Plan Year;

                        (B) For purposes of measuring Years of Service for vesting and benefit accrual purposes pursuant to Article VIII(c), after an Employee's satisfaction of the eligibility requirements set forth in Article IV, herein, the computation period shall be the Plan Years beginning with the Plan Year which includes the Employee's Employment Commencement Date. Initial Participants, as defined in Article IV(a)(1), will only be credited with one (1) Year of Service at December 31, 1994, for purposes of Article VIII(c)(2).

                        (C) For purposes of determining a Year of Service for allocating additional shares of Company Stock pursuant to
                Article VI(a)(1), the computation period shall be the calendar year and shall exclude the calendar year which includes the Employee's Employment Commencement Date.

        For vesting purposes no credit shall be given for any Service prior to January 1, 1994.

                (3) "Break in Service" is defined as any twelve (12) consecutive month computation period during which a Participant fails to complete more than five hundred (500) Hours of Service with the Employer or an Affiliate. However, for purposes of determining Breaks in Service for eligibility, vesting and benefit accrual purposes, the computation periods shall be the same respective consecutive twelve (12) month periods used to determine Years of Service pursuant to paragraph (2) above. Notwithstanding anything herein to the contrary, a Break in Service shall not commence if the Participant is on an Authorized Leave of Absence, as defined in paragraph (e) above.

                (4) "Separation from Service" is defined as the date on which an Employee quits, retires, is discharged or dies.

        (ah) "Top Heavy Year" means any Plan Year in which the Top Heavy Tests under Article VII are met.

        (ai)    "Trust" shall mean the trust established by the Trust Agreement.

        (aj) "Trust Agreement" shall mean the agreement providing for the Trust Fund, as it may be amended from time to time.

        (ak) "Trustee" shall mean the individual, individuals or corporation designated as trustee under the Trust Agreement.

        (al) "Trust Fund" shall mean the trust fund established under the Trust Agreement from which the amounts of supplementary compensation provided for by the Plan are to be paid or are to be funded.

        (am)    "Valuation Date"  shall mean the date specified in paragraph
(a) of Article XI on which the net worth of the assets comprising the Trust Fund is determined.


                                  ARTICLE II

                  Name and Purpose of the Plan and the Trust

        (a) Name of Plan. The name of the Plan is the Home Shopping Network, Inc. Employee Equity Participation Plan. The Plan is an employee stock ownership plan which is intended to satisfy the requirements of Code
Section 4975(e)(7) and Regulation Section 54.4975-11.

        (b) Exclusive Benefit. This Plan is created for the sole purpose of providing benefits to the Participants and enabling them to share in the growth of their Company. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Trust be paid to or reinvested in any Employer or be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their Beneficiaries.

        (c) Mistake of Fact. Notwithstanding the foregoing provisions of paragraph (b), any contribution made by an Employer to this Plan by a mistake of fact may be returned to the Employer within one year after the payment of the contribution; and any contribution made by an Employer that is conditioned upon the deductibility of the contribution under Section 404 of the Code (each contribution shall be presumed to be so conditioned unless the Employer specifies otherwise) may be returned to the Employer if the deduction is disallowed and the contribution is returned (to the extent disallowed) within one year after the disallowance of the deduction.

        (d) Participant's Rights. The establishment of this Plan shall not be considered as giving any Employee, or any other person, any legal or equitable right against any Employer, any Affiliate, the Plan Administrator, the Trustee or the principal or the income of the Trust, except to the extent otherwise provided by law. The establishment of this Plan shall not be considered as giving any Employee, or any other person, the right to be retained in the employ of any Employer or any Affiliate.

        (e) Qualified Plan. This Plan and the Trust are intended to qualify under the Code as a tax-free employees' plan and trust, and the provisions of this Plan and the Trust should be interpreted accordingly.

                                 ARTICLE III

                              Plan Administrator

        (a) Administration of the Plan. The Plan Administrator shall control and manage the operation and administration of the Plan, except with respect to investments. The Administrator shall have no duty with respect to the investments to be made of the funds in the Trust except as may be expressly assigned to it by the terms of the Trust Agreement.

        (b) Powers and Duties. The Administrator shall have complete control over the administration of the Plan herein embodied, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrator shall have the power and discretion to interpret or construe this Plan and to determine all questions that may arise as to the status and rights of the Participants and others hereunder.

        (c) Direction of Trustee. It shall be the duty of the Administrator to direct the Trustee with regard to the allocation and the distribution of the benefits to the Participants and others hereunder.

        (d) Summary Plan Description. The Administrator shall prepare or cause to be prepared a summary plan description (if required by law) and such periodic and annual reports as are required by law.

        (e) Disclosure. At least once each year, the Administrator shall furnish to each Participant a statement containing the value of his interest in the Trust Fund and such other information as may be required by law.

        (f) Conflict In Terms. The Administrator shall notify each Employee, in writing, as to the existence of the Plan and Trust and the basic provisions thereof. In the event of any conflict between the terms of this Plan and Trust as set forth in this Plan and Trust Agreement and as set forth in any explanatory booklet or other description, this Plan and Trust Agreement shall control.

        (g) Nondiscrimination. The Administrator shall not take any action or direct the Trustee to take any action whatsoever that would result in unfairly benefiting one Participant or group of Participants at the expense of another or in improperly discriminating between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

        (h) Records. The Administrator shall keep a complete record of all its proceedings as such Administrator and all data necessary for the administration of the Plan. All of the foregoing records and data shall be located at the principal office of the Administrator.

        (i) Final Authority. Except to the extent otherwise required by law, the decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and each Employee, member and Beneficiary and every other interested or concerned person or party.

        (j)     Claims.

                (1) Claims for benefits under the Plan may be made by a Participant or a Beneficiary of a Participant on forms supplied by the Plan Administrator. Written notice of the disposition of a claim shall be furnished to the claimant by the Administrator within ninety (90) days after the application is filed with the Administrator, unless special circumstances require an extension of time for processing, in which event action shall be taken as soon as possible, but not later than one hundred eighty (180) days after the application is filed with the Administrator; and, in the event that no action has been taken within such ninety (90) or one hundred eighty (180) day period, the claim shall be deemed to be denied for the purposes of paragraph (2). In the event that the claim is denied, the denial shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent Plan provisions on which the denial is based, a description of the material information, if any, necessary for the claimant to perfect the claim, an explanation of why such material information is necessary and an explanation of the claim review procedure.

                (2) If a claim is denied (either in the form of a written denial or by the failure of the Plan Administrator, within the required time period, to notify the claimant of the action taken), a claimant or his duly authorized representative shall have sixty (60) days after the receipt of such denial to petition the Plan Administrator in writing for a full and fair review of the denial, during which time the claimant or his duly authorized representative shall have the right to review pertinent documents and to submit issues and comments in writing. The Plan Administrator shall promptly review the claim and shall make a decision not later than sixty (60) days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which event a decision shall be rendered as soon as possible, but not later than one hundred twenty
        (120) days after the receipt of the request for review. If such an extension is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the Plan provisions on which the decision is based.

        (k) Appointment of Advisors. The Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable in connection with the administration of this Plan. The Administrator, by action of its Board of Directors, may designate one or more of its employees to perform the duties required of the Administrator hereunder.


                                  ARTICLE IV

                        Eligibility and Participation


        (a)     Current Employees.

                (1) Initial Participants. Any Eligible Person employed before January 1, 1994 who completes at least one thousand (1,000) Hours of Service during the calendar year 1994 and attained age 21 shall be eligible to participate on the Effective Date of the Plan.

                (2) Future Participants. Any Eligible Person who has not satisfied the requirements specified in paragraph (1) above, shall become eligible to participate in the Plan upon completing a Year of Service and attaining the age of 21. Any such Eligible Person shall enter the Plan as a Participant, if he is still an employee of an Employer, on the first Entry Date concurring therewith or next following his satisfaction of the eligibility requirements.

        (b)     Former Employees.

                (1) An Employee who ceases to be a Participant and who subsequently reenters the employ of an Employer shall be eligible again to become a Participant on the date of his reemployment.

                (2) An Employee who satisfies the eligibility requirements set forth above and who terminates employment with an Employer prior to becoming a Participant will become a Participant on the later of the Entry Date on which he would have entered the Plan had he not terminated employment or the date of his reemployment.


                                  ARTICLE V

                          Contributions to the Trust

        (a) Company's Contribution. The Company shall contribute stock or cash as needed to fulfill the requirements of Article VI paragraphs (a)(1) and
(d) and may contribute Company Stock or cash in such amounts, if any, that the Company's Board of Directors, in its sole discretion, may authorize and direct to be paid and allocated as provided in Article VI paragraphs (a)(2) and (b).

        (b) Payment. The Company's total annual contribution may be made, in one or more installments, not later than the due date (including extensions thereof) for filing the federal income tax return of the Company for its fiscal year ending with or during the Plan Year for which the contribution is made. Company Stock shall be valued at its then fair market value.

        (c) Maximum Amount of Employer Contributions. The aggregate amount of contributions made by the Employer shall not exceed the maximum amount allowable as a deduction for federal income tax purposes for the year of contribution nor shall the Employer contribute an amount for any Participant which exceeds the maximum amount allowable under Code Section 415(c).

        (d) Employee Contributions. Participants shall not be permitted to make any contributions to this Plan.

        (e) No Duty to Inquire. The Trustee shall have no right or duty to inquire into the amount of any contribution made by the Company or the method used in determining the amount of any such contribution, or to collect the same, but the Trustee shall be accountable only for funds actually received by it.


                                  ARTICLE VI

            Participants' Account and Allocation of Contributions

        (a)     Initial Allocation.

        (1) Initial Participants. The Plan Administrator shall allocate to the Company Stock Account of each Participant on the Effective Date of the Plan 100 shares of Company Stock plus 10 shares for each Year of Service of the Plan Participant in excess of 1. For years before 1988, a calendar year during which the Participant was continuously employed shall be treated as a Year of Service regardless of the number of hours worked.

        (2) Future Participants. It is intended that each person who becomes a Participant after the Effective Date receive an initial allocation equal to the lesser of: (A) 100 shares of Company Stock or (B) shares of Company Stock which have a value equal to $1,000, with such shares rounded down to the nearest whole number of shares. If the Company makes discretionary contributions in addition to the Initial Allocation to Initial Participants of paragraph (a)(1), such contributions shall first be allocated pro rata to such Future Participants based on their Entry Dates, with the earliest Entry Date receiving the first allocation, until such Future Participants shall have been allocated the whole number of shares of Company Stock originally calculated as of the Allocation Date contemporaneous with or next following their Entry Date. If such contributions are made during the Plan Year, which includes the Future Participant's Entry Date, such Participant need not be employed on the Allocation Date to share in the allocation provided by this paragraph. If such contributions are made during any Plan Year subsequent to the Plan Year which includes the Future Participant's Entry Date, such Participant must be employed on the Allocation Date to share in the allocation provided by this paragraph. Any discretionary contributions in excess of those required to make the allocations provided herein shall be allocated as provided in paragraph (b) below.

        (b) Additional Allocations. If the Company makes discretionary contributions in addition to the Initial Allocation of paragraph (a), every Eligible Participant employed on the Allocation Date shall share in the contribution in proportion to his Compensation relative to the Compensation of all Eligible Participants employed on that Allocation Date.

        (c)     Limitation on Allocation of Contributions.

                (1) Notwithstanding anything contained in this Plan to the contrary, the aggregate Annual Additions to a Participant's Account under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year shall not exceed the lesser of $30,000.00 (or, if greater, one quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code) or 25% of the Participant's Section 415 Compensation for such Plan Year.

                (2) In the event that the Annual Additions, under the normal administration of the Plan, would otherwise exceed the limits set forth above for any Participant, or in the event that any Participant participates in both a defined benefit plan and a defined contribution plan maintained by any Employer or any Affiliate and the aggregate Annual Additions to and projected benefits under all of such plans, under the normal administration of such plans, would otherwise exceed the limits provided by law, then the Plan Administrator shall take such actions, applied in a uniform and nondiscriminatory manner, as will keep the Annual Additions and projected benefits for such Participant from exceeding the applicable limits provided by law. Excess Annual Additions shall be disposed of as provided in paragraph
        (3) below. Adjustments shall be made to this Plan, if necessary to comply with such limits, before any adjustments may be made to any other Plan.

                (3) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Section 415 Compensation, a reasonable error in determining the amount of Employer contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other circumstances permitted under Section 415 of the Code, the Annual Additions attributable to Employer contributions for a particular Participant would cause the limitations
                set forth in this paragraph (c) to be exceeded, the excess amount shall be used to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Plan Year. If the Participant is not covered by the Plan as of the end of the Plan Year, such excess amount shall be held unallocated in a suspense account for the Plan Year and reallocated among the Participants as of the end of the next Plan Year to all of the Participants in the Plan in the same manner as an Employer contribution under the terms of paragraphs (a) and (b) of this Article VI before any further Employer contributions are allocated to the Accounts of the Participants, and such allocations shall be treated as Annual Additions to the Accounts of the Participants. In the event that the limits on Annual Additions for any Participant would be exceeded before all of the amounts in the suspense account are allocated among the Participants, then such excess amounts shall be retained in the suspense account to be reallocated as of the end of the next Plan Year and any succeeding Plan Years until all amounts in the suspense account are exhausted.

                (d) Make-Up Allocation. Any Participant who is prevented from receiving all or any portion of the Initial Allocation of Company Stock provided by paragraph (a) because of the limitations of paragraph
        (c) shall be entitled to an allocation of Company Stock in each succeeding year in which he is employed on the Allocation Date up to the limit provided by paragraph (c) until he has received the number of shares of Company Stock he would have received pursuant to paragraph
        (a) but for the limitations of paragraph (c). This paragraph shall not apply to discretionary allocations pursuant to paragraph (b) above.

                (e) Allocation of Forfeitures. Forfeitures arising during the Plan Year shall be allocated in the following order:

                        (1) first to Participants who are entitled to restoration of amounts previously forfeited pursuant to Article VIII paragraph (c)(4)(C);

                        (2) second to Participants who are entitled to a Make-Up Allocation pursuant to Article VI paragraph (d) above;

                        (3) third to Future Participants who had Entry Dates in prior Plan Years and were not allocated the full amount of their Initial Allocation specified in Article VI paragraph (a)(2), above, and in the same order specified in that paragraph;

                        (4) fourth, pursuant to paragraph (a)(2), above, to any Employees who became Participants during the Plan Year; and

                        (5) the balance of any Forfeitures shall be allocated in the same manner as the Company's contribution under paragraph (b), above.

                (f) Allocation of Earnings and Losses. As of each Allocation Date, the Plan Administrator shall credit or charge each Participant's Company Stock Account with its own earnings or losses for the year.

                (g) Allocation of Cash Dividends. Cash dividends paid on Company Stock allocated to a Participant's Company Stock Account shall be credited to that Participant's Company Stock Account.


                                 ARTICLE VII

                                Top Heavy Plan

                (a) Minimum Allocation of Employer Contribution for Top Heavy Plan Year. Notwithstanding the foregoing, if the Plan is a Top Heavy Plan or an Extra Top Heavy Plan for any Plan Year (as determined by the tests set forth in paragraphs (e)(1) and (e)(2) of this Article
        VII), then a participating Non-Key Employee who is in the employ of the Employer on the last day of the Plan Year shall be entitled to a minimum contribution in accordance with the following paragraphs:

                        (1) Only Defined Contribution Plans. If a Participant participates only in defined contribution plans maintained by the Employer or any Affiliate, and the Participant did not receive a contribution under this Plan, and/or any other defined contribution plan maintained by the Employer or any Affiliate equal to the lesser of: (i) three (3%) of the Participant's Section 415 Compensation for the year, or (ii) the percentage of the Section 415 Compensation for the Year which is equal to that of the Key Employee for whom the percentage is the highest, then the aggregate contribution for the year made by the Employer on behalf of each Participant and any Forfeitures allocated to his Account pursuant to this Plan shall be equal to the difference between:

                                (A) the lesser of: (1) three percent (3%) of the Participant's Section 415 Compensation for the year from the Employer or any Affiliate, or (2) the percentage of such Section 415 Compensation which is equal to that of the Key Employee for whom the percentage is the highest, and

                                (B) the contribution otherwise provided by this Plan and all other defined contribution plans maintained by the Employer or any Affiliate.

                        (2) Both Defined Benefit and Defined Contribution Plans. If a Participant is also a participant in a defined benefit plan maintained by the Employer or any Affiliate, the minimum benefit to which a Participant is entitled shall be provided by, and in accordance with, the terms of the defined benefit plan.

                However, if the defined benefit plan does not provide the Participant with a minimum accrued benefit equal to three percent (3%) of the Participant's average annual Section 415 Compensation from the Employer or any Affiliate for each Top Heavy Year or two percent (2%) of a Participant's average annual Section 415 Compensation from the Employer or any Affiliate for each Extra Top Heavy Year, multiplied by the number of Top Heavy Years or Extra Top Heavy Years (not in excess of ten (10) Years) during which he was a Participant in both Plans, and the Participant did not receive a contribution under this Plan and/or any other defined contribution plan maintained by the Employer or any Affiliate of at least seven and one-half percent (7 1/2%) of his
        Section 415 Compensation from the Employer or any Affiliate for a Top Heavy Year or five percent (5%) of such Section 415 Compensation for an Extra Top Heavy Year, the Participant shall be entitled to a minimum contribution for the year under this Plan. The Participant's minimum contribution under this Plan shall be a contribution equal to the difference between:

                        (A)     seven and one-half percent (7 1/2%) of his
                Section 415 Compensation from the Employer or any Affiliate for each Top Heavy Year or five percent (5%) of such Section 415 Compensation for each Extra Top Heavy Year in which he was a Participant in both Plans, and

                        (B) the contribution otherwise provided by this Plan and all other defined contribution plans maintained by the Employer or any Affiliate.

                (3) Rules of Application. The minimum benefit or minimum contribution shall not be offset by any OASDI benefits received by the Participant, and any Top Heavy minimum benefits shall be provided by this Plan only after minimum benefits have been provided by all other Plans.

        (b)     Top Heavy Tests.

                (1) Top Heavy. The Plan will be Top Heavy during the Plan Year if the aggregate accounts of the participating Key Employees determined as of the Determination Date, as provided in paragraph (b) below, equals or exceeds sixty percent (60%) of the aggregate accounts of all Participants included within the aggregation group. In any Top Heavy Year the applicable provisions of paragraph (a) of this Article VII shall apply and the provisions of this Article VII will supersede any conflicting provisions of the Plan.

                (2) Extra Top Heavy. If the sum of the accounts of the participating Key Employees equals or exceeds ninety percent (90%) of the sum of the aggregate accounts of all Participants included within an aggregation group of plans, this Plan shall be considered Extra Top Heavy. If the Plan is Extra Top Heavy, then paragraph (a) of this Article VII shall apply. In addition, paragraph (c)(2) of Article VI shall also apply together with the adjustments required under Section 416(h)(1) of the Code.

         (c) Determination Date. The Determination Date for any Plan Year shall be the last day of the preceding Plan Year, or in the case of the first Plan Year to which this Article applies, the last day of the first Plan Year.

         (d) Aggregation Groups. Each plan maintained by the Employer or any Affiliate in which a Key Employee participates and any other plan maintained by those businesses which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be considered a part of the aggregation group. Other plans maintained by the businesses which are not required to be included in the aggregation group may be included if the requirements of Code Sections 401(a)(4) and 410 are satisfied when those plans are considered together with the plans of the required aggregation group. In the event that two or more Plans within the aggregation group have different Determination Dates, the present value of all accrued benefits shall be determined separately at each Plan's Determination Date and the accrued benefits for each Plan shall then be aggregated based upon the Determination Dates for each Plan which fall within the same calendar year.

         (e)     Definitions.

                 (1) Accrued Benefits. For purposes of this Article the Accrued Benefits of a Participant, former Participant or Beneficiary shall include the value of:

                          (A) the Participant's retirement benefits provided by his employer as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date, and (i), in the case of any defined contribution plan maintained by the Employer or any Affiliate, adjusted to include contributions made by (in the case of any profit sharing plan) or due from (in the case of any pension plan) the Employer as of the Determination Date, or (ii), in the case of any defined benefit plan maintained by the Employer or any Affiliate, determined as if the Participant terminated service as of the Determination Date in the first Plan Year or as if the Participant terminated service on the Valuation Date for all subsequent Plan Years. The present value of a Participant's retirement benefits attributable to any defined benefit plan shall be determined using the actuarial assumptions set forth with the provisions of such plan; and

                          (B) all distributions made to a Participant within the Plan Year which includes the Determination Date or within the four (4) preceding Plan Years, but only to the extent that the distribution is not included in the value of the Participant's Account on the Valuation Date. Distributions of benefits received by a Participant from this Plan and rollover into another plan maintained the by Employer or any Affiliate shall not be counted as an accrued benefit under this Plan. This paragraph (e)(1)(B) shall include distributions under a terminated plan which if it had not been terminated would have been required to be included in the aggregation group as defined in paragraph (c) above.

                          Notwithstanding anything to the contrary, if any
                 Employee has not performed services for the Employer or any Affiliate during the 5-year period ending on any Determination Date, the accrued benefit of such Employee shall not be taken into consideration for purposes of determining whether the Plan is Top-Heavy with respect to the Plan Year to which the Determination Date applies.

                 (2) Key Employee Accrued Benefits. The value of the Key Employee Accrued Benefits shall equal the sum of the aggregate values of the accrued benefits of all Key Employees and all Beneficiaries of Key Employees.

                 (3) Non-Key Employee Accrued Benefit. Solely for purposes of determining whether the Plan is Top-Heavy, the accrued benefit of any Non-Key Employee shall be determined (A) under the method, if any, that uniformly applies for accrual purposes under all plans of the Employer or any Affiliate, or (B) if there is no such method, as if such benefit accrued no more rapidly than the lowest accrual rate permitted under the Fractional Accrual Rule of Section 411(b)(1)(C) of the Code.

                 (4) Total Accrued Benefits. The value of the Total Accrued Benefits shall equal the sum of the aggregate value of the Key Employee Accrued Benefits described above plus the aggregate value of the accrued benefits of all other Participants, former Participants and Beneficiaries of plans included within the aggregation group of plans. The Total Accrued Benefits shall not, however, include the Account of any Participant, or Beneficiary of a Participant who was at any time a Key Employee but who is no longer a Key Employee.

                 (5) Compensation. For any Plan Year in which the Plan is Top-Heavy, annual Compensation for purposes of this Article VII shall mean Section 415 Compensation.

                                 ARTICLE VIII

                            Benefits Under the Plan

         (a)     Retirement Benefit.

                 (1) A Participant shall be entitled to retire from the employ of his Employer upon such Participant's Normal Retirement Date. Until a Participant actually retires from the employ of his Employer, he shall continue to be treated in all respects as a Participant.

                 (2) Upon the retirement of a Participant as provided in paragraph (1), such Participant shall be entitled to a retirement benefit in an amount equal to 100% of the balance in his Company Stock Account as of the date of distribution of his benefit.

         (b)     Disability Benefit.

                 (1) In the event a Participant's employment with his Employer is terminated by reason of his total and permanent disability, such Participant shall be entitled to a disability benefit in an amount equal to 100% of the balance in his Company Stock Account as of the date of distribution of his benefit.

                 (2) Total and permanent disability shall mean the total incapacity of a Participant to perform the usual duties of his employment with his Employer and will be deemed to have occurred only when certified by a physician who is acceptable to the Plan Administrator and only if such proof is received by the Administrator within sixty (60) days after the date of the termination of such Participant's employment.

         (c)     Termination of Employment Benefit.

                 (1) In the event a Participant's employment with his Employer is terminated for reasons other than retirement, total and permanent disability or death, such Participant shall be entitled to a termination of employment benefit in an amount equal to his vested interest in the balance in his Company Stock Account as of the date of distribution of his benefit.

                 (2) A Participant's vested interest in his Company Stock Account shall be a percentage of the balance of such Account as of the applicable Valuation Date, based upon such Participant's Years of Service as of the date of the termination of his employment, as follows:

         TOTAL NUMBER OF                                           VESTED
         YEARS OF SERVICE                                        INTEREST
         ----------------                                        --------

         Less than 1 Year of Service                                  -0-
         1 year, but less than 2 years                                20%
         2 years, but less than 3 years                               40%
         3 years, but less than 4 years                               60%
         4 years, but less than 5 years                               80%
         5 years or more                                             100%

        (3)      (A)     If the termination of employment results in five
        consecutive Breaks in Service, then upon the occurrence of such five consecutive Breaks in Service, the non-vested interest of the Participant in his Company Stock Account as of the Valuation Date concurring with or next following the date of his termination of employment shall be deemed to be forfeited and such forfeited amount shall be allocated as provided in paragraph (e) of Article VI. If the Participant is later reemployed by the Company or an Affiliate, the unforfeited balance, if any, in his Company Stock Account that has not been distributed to such Participant shall be set aside in a separate account, and such Participant's Years of Service after any five consecutive Breaks in Service resulting from such termination of employment shall not be taken into account for the purpose of determining the vested interest of such Participant in the balance of his Company Stock Account that accrued before such five consecutive Breaks in Service.

                 (B)     Notwithstanding any other provision of this paragraph
        (c), if a Participant is reemployed by the Company or an Affiliate and, as a result, no five consecutive Breaks in Service occur, the Participant shall not be entitled to any termination of employment benefit as a result of such termination of employment.

        (4)      (A)     Notwithstanding any other provision of this paragraph
        (c), if at any time a Participant is less than 100% vested in his Company Stock Account and, as a result of his termination of employment, he receives his entire vested termination of employment benefit pursuant to the provisions of Article IX, and the distribution of such benefit is made not later than the close of the fifth Plan Year following the Plan Year in which such termination occurs (or such longer period as may be permitted by the Secretary of the Treasury, through regulations or otherwise), then upon the occurrence of such distribution, the non-vested interest of the Participant in his Company Stock Account shall be deemed to be forfeited. Forfeited amounts shall be allocated as provided in paragraph (e) of Article VI.

                 (B) If a Participant is not vested as to any portion of his Company Stock Account, he will be deemed to have received a distribution immediately following his termination of employment. Upon the occurrence of such deemed distribution, the non-vested interest of the Participant in his Company Stock Account shall be deemed to be forfeited. Forfeited amounts shall be allocated as provided in paragraph (e) of Article VI.

                 (C) If a Participant whose interest is forfeited under this paragraph (c)(4) resumes employment covered under the Plan, then such Participant shall have the right to repay to the Trust, before the date that is the earlier of: (i) five years after the Participant's resumption of employment, or (ii) the close of a period of five consecutive Breaks in Service following the date of his distribution, the full amount of the termination of employment benefit previously distributed to him. If the Participant elects to repay such amount to the Trust within the time periods prescribed herein, or if a non-vested Participant whose interest was forfeited under this paragraph (c)(4) resumes employment covered under the Plan prior to the occurrence of five consecutive Breaks in Service, the non-vested interest of the Participant previously forfeited pursuant to the provisions of this paragraph (c)(4) shall be restored to the Company Stock Account of the Participant, such restoration to be made from Forfeitures of non-vested interests and, if necessary, by contributions of the Company, so that the aggregate of the amounts repaid by the Participant and restored by the Company shall not be less than the account balance of the Participant at the time of Forfeiture unadjusted by any subsequent gains or losses.

(d)     Death Benefit.

        (1) In the event of the death of a Participant, his Beneficiary shall be entitled to a death benefit in an amount equal to 100% of the balance in his Company Stock Account as of the date of distribution of his benefit.

        (2) At any time and from time to time, each Participant shall have the unrestricted right to designate a Beneficiary to receive his death benefit and to revoke any such designation. Each designation or revocation shall be evidenced by written instrument filed with the Plan Administrator, signed by the Participant and bearing the signature of a witness to his signature. In the event that a Participant has not designated a Beneficiary or Beneficiaries, or if for any reason such designation shall be legally ineffective, or if such Beneficiary or Beneficiaries shall predecease the Participant, then the personal representative of the estate of such Participant shall be deemed to be the Beneficiary designated to receive such death benefit, or if no personal representative is appointed for the estate of such Participant, then his next of kin under the statute of descent and distribution of the state of such Participant's domicile at the date of his death shall be deemed to be the Beneficiary or Beneficiaries to receive such death benefit.

                 (3) Notwithstanding the foregoing, if the Participant is married as of the date of his death, the Participant's surviving spouse shall be deemed to be his designated Beneficiary and shall receive the full amount of the death benefit attributable to the Participant unless the spouse consents or has consented to the Participant's designation of another Beneficiary. Any such consent to the designation of another Beneficiary must acknowledge the effect of the consent, must be witnessed by a Plan representative or by a notary public and shall be effective only with respect to that spouse. A spouse's consent shall be a restricted consent (which may not be changed as to the Beneficiary unless the spouse consents to such change in the manner described herein). Notwithstanding the preceding provisions of this paragraph (d)(3), a Participant shall not be required to obtain spousal consent to his designation of another Beneficiary if: (i) the Participant is legally separated or the Participant has been abandoned, and the Participant provides the Administrator with a court order to such effect, or (ii) the spouse cannot be located.

         (e) Withdrawals During Employment. Participants shall not be entitled to receive an in-service withdrawal (including loans) under this Plan. Distributions may only be made as provided for under this Article VIII.


                                  ARTICLE IX

                              Payment of Benefits

         (a)     Time and Form of Payment of Benefits.

                 (1)      Except as otherwise provided under this Article IX:

                          (A) The amount of the retirement, disability, termination of employment or death benefit to which a Participant is entitled under paragraphs (a), (b), (c) or (d) of Article VIII shall be paid to him (or his Beneficiary or Beneficiaries in the case of a death benefit), in a lump sum as soon as practicable following the Participant's retirement, disability, termination of employment or death, as the case may be.

                 (2)      (A)     Notwithstanding the foregoing, no
                 distribution shall be made of the retirement, disability or termination of employment benefit to which a Participant is entitled under paragraph (a), (b) or (c) of Article VIII prior to his Normal Retirement Date unless the value of his benefit attributable to Employer contributions, if any, determined as of the time of distribution, does not exceed $3,500.00, or unless the Participant consents to the distribution.

                          (B) In the event that a Participant does not consent to a distribution of a benefit in excess of $3,500.00 to which he is entitled under paragraph (a), (b) or (c) of
                 Article VIII, the amount of his benefit shall be paid to the Participant not later than sixty (60) days after the last day of the Plan Year in which the Participant reaches his Normal Retirement Date.

                 (3)      (A)     Notwithstanding anything contained herein to
                 the contrary, any distribution paid to a Participant (or, in the case of a death benefit, to his Beneficiary or Beneficiaries) pursuant to paragraph (a)(1) above shall commence not later than the earlier of:

                                  (i)      the 60th day after the last day of
                          the Plan Year in which the Participant attains the earlier of age 65 or the Normal Retirement Date; or

                                  (ii)     April 1 of the year immediately
                          following the calendar year in which he reaches age 70-1/2.

                 (4) In the case of a death benefit, payment to the designated Beneficiary shall be made within one year following the Participant's death (unless the designated Beneficiary is the Participant's surviving spouse, in which case such benefit shall begin no later than the date the Participant would have reached age 70-1/2).

                 (5) Notwithstanding the foregoing, payments under the Plan shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9) of the Code, the regulations issued thereunder (including Prop. Reg. Section 1.401(a)
         (9)-2), and such other rules thereunder as may be prescribed by the Commissioner).

         (b) Distribution of Benefits. Distribution of a Participant's benefit under the Plan will be made in whole shares of Company Stock or cash if Company Stock is not available for that purpose. Fractional shares of Company Stock shall be distributed in cash.

         (c)     Put Option.

                 (1) If the Company Stock becomes not readily tradeable on an established securities market, then any Participant, who is otherwise entitled to a distribution from the Plan, shall have the right (the "Put Option") to require that the Company repurchase any Company Stock under a fair valuation formula.

                 (2) The Put Option must be exercisable only by a Participant, by the Participant's donees, or by a person

         (including an estate or its distributees) to whom the Company Stock passes by reason of a Participant's death (Under this paragraph (c)
         (2), Participant or former Participant means a Participant or former Participant and the Beneficiaries of the Participant or former Participant under the Plan). The Put Option must permit a Participant to put the Company Stock to the Company. Under no circumstances may the Put Option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Company at the time that the Put Option is exercised.

                 The Put Option shall commence as of the day following the date the Company Stock is distributed to the Participant and end 60 days thereafter and, if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the first month of the Plan Year next following the date the stock was distributed to the Participant (or such other 60-day period as provided in regulations promulgated by the Secretary of the Treasury). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the Company must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable 60-day period the Company Stock is subject to the Put Option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the Put Option. The notice must inform distributees of the term of the Put Options that they are to have. The terms must satisfy the requirements of this paragraph (c)(2).

                 The Put Option is exercised by the holder notifying the Company in writing that the Put Option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a Put Option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the Put Option is prohibited from honoring it by applicable federal or state law. The price at which a Put Option must be exercisable is the value of the Company Stock determined in accordance with paragraph (c) of Article XI of the Plan. Payment upon exercise of the Put Option shall be made in substantially equal installments over a period certain determined by the payor beginning not later than thirty (30) days after exercise of the option and not extending beyond five (5) years from the date of exercise of the option. Any deferred payments must provide for reasonable interest and adequate security. The payor shall have the right to prepay the deferred payments, without penalty and with interest to the date of payment, in its sole discretion. Payment for Company Stock received other than as part of a "Total Distribution" shall be made within thirty (30) days after exercise of the Put Option.

         For purposes of this Section, "Total Distribution" means a distribution to a Participant or his Beneficiary within one taxable year of the Participant's entire Vested Interest in the Plan.

                 (3) An arrangement involving the Plan that creates a Put Option must not provide for the issuance of Put Options other than as provided under this paragraph (c). The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

         (d) Location of Participant or Beneficiary Unknown. In the event that all, or any portion of the distribution payable to a Participant or his Beneficiary, hereunder shall remain unpaid after five (5) Plan Years solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the provisions of Article VIII. In the event a Participant or Beneficiary of such Participant is located subsequent to his benefit being reallocated, such benefit shall be restored.

         (e) Transfer to Other Qualified Plans. The Trustee, upon written direction by the Plan Administrator, shall transfer some or all of the assets held under the Trust to another plan or trust meeting the requirements of the Code relating to qualified plans and trust, whether such transfer is made pursuant to a merger or consolidation of this Plan with such other plan or trust or for any other allowable purpose.

         (f)     Direct Rollovers.

                 (1) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee's (as defined below) election under this paragraph, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution (as defined below) paid directly to an eligible retirement plan (as defined below) specified by the distributee in a direct rollover (as defined below).

                 (2) For purposes of this paragraph, the following terms shall have the following meanings:

                          (A) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9), and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                          (B)     An "eligible retirement plan" is an
                 individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                 Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                          (C) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                          (D) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                   ARTICLE X

               Voting and Exercising Other Rights of Securities


         (a) Voting Company Stock. Each Participant (or, in the event of his death, his Beneficiary) shall have the right to direct the Trustee as to the manner in which whole and partial shares of Company Stock allocated to his Company Stock Account as of the record date are to be voted on each matter brought before an annual or special shareholders' meeting. Before each such meeting of shareholders, the Trustee shall furnish to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting directions on how such shares of Company Stock allocated to such Participant's Company Stock Account shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Company Stock allocated to such Participant's Company Stock Account, and the Trustee shall have no discretion in such matter. The directions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of any Employer. The Trustee shall vote allocated shares for which it has not received direction and unallocated shares of Company Stock in the same proportion as directed shares are voted, and shall have no discretion in such matter.

         (b) Tender Offer. If a tender or exchange offer is commenced for Company Stock:
                 (1) The Trustee shall distribute in a timely manner to each Participant (or Beneficiary) such information as is distributed to holders of Company Stock in connection with the tender or exchange offer.

                 (2) All Company Stock held by the Trustee in Company Stock Accounts shall be tendered or not tendered by the Trustee in accordance with directions it receives from the Participants (or Beneficiaries). Each Participant (or Beneficiary) shall be entitled to direct the Trustee with respect to the tender of such Company Stock allocated to his Account. The instructions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of any Employer.

                 (3) The Trustee shall not tender Company Stock allocated to Company Stock Accounts with respect to which directions by Participants (or Beneficiaries) are not received or Company Stock held by the Trustee that is not allocated to Company Stock Accounts.

         (c) No Recommendations. The Trustee shall make no recommendations regarding the manner of exercising any rights under this Article, including whether or not such rights should be exercised.


                                  ARTICLE XI

                                  Valuations

         (a) Valuation of Trust Fund. The Plan Administrator shall direct the Trustee, as of each Allocation Date, and at such other date or dates deemed necessary by the Plan Administrator, herein called "Valuation Date", to determine the net worth of the assets comprising the Trust Fund as it exists on the "Valuation Date" prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "Valuation Date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Company or the Trust Fund.

         (b)     Methods of Valuation.    Valuations must be made in good
faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent "Valuation Date" under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. If the Company Stock becomes not readily tradeable on an established securities market, then any valuation required under this Plan will be conducted by an independent appraiser meeting the requirements similar to those prescribed under Code
Section 170(a)(1).

                                  ARTICLE XII

                               Investment Funds

         (a) Investment of Trust Fund. The Trustee shall invest the Trust Fund primarily in Company Stock. The Trustee may also invest the Trust Fund in cash, cash equivalents, certificates of deposit, money market funds, guaranteed investment contracts, short term securities, bonds and similar suitable investments.

         (b) Diversification. Any Participant who has attained age 55 and completed 10 years of Plan participation (the "Qualified Participant") shall have the right to make an election to direct the Plan as to investment of his Account. Such a Participant may elect within 90 days after the close of each Plan Year in the qualified election period (as defined in Section 401(a)(28) of the Code) to diversify 25% of his Account, less any amount to which a prior election applies. In the case of the last year to which an election applies, 50% shall be substituted for 25%.

         Notwithstanding the above, if the fair market value (determined at the Plan Valuation Date immediately preceding the first day on which a Qualified Participant is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a Qualified Participant's Company Stock Account is $500.00 or less, then such Company Stock shall not be subject to this paragraph (b). For purposes of determining whether the fair market value exceeds $500.00, Company Stock held in accounts of all employee stock ownership plans (as defined in Section 4975(e)(7) of the Code) and tax credit employee stock ownership plans (as defined in Section 409(a) of the Code) maintained by the Employer or any Affiliate shall be considered as held by the Plan.

         The Plan may meet the requirements of Section 401(a)(28) of the Code by either: (1) offering at least three (3) investment options, or (2) distributing the portion of the Account covered by the election to the Participant within the 90 day period after the election is made.


                                 ARTICLE XIII

                   Trust Fund and Expenses of Administration

         (a) Trustee. The Trust Fund shall be held by the Trustee, or by a successor trustee or trustees, for use in accordance with the Plan under the Trust Agreement. The Trust Agreement may from time to time be amended in the manner therein provided. Similarly, the Trustee may be changed from time to time in the manner provided in the Trust Agreement.

         (b)     Expenses of Administration.

                 (1)      (A)     Unless otherwise paid or provided by the
                 Company, the assets of the Trust Fund shall be used to pay all expenses of the administration of the Plan and the Trust Fund, including the Trustee's compensation, the compensation of any investment manager, the expense incurred by the Plan Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust.

                          (B) The Company may pay the expenses of the Plan and the Trust Fund. Any such payment by the Company shall not be deemed a contribution to this Plan.

                 (2) Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or any other person for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.

                 (3) For its services, any corporate trustee shall be entitled to receive reasonable compensation in accordance with its rate schedule in effect from time to time for the handling of a retirement trust. Any individual trustee shall be entitled to such compensation as shall be arranged between the Company and the Trustee by separate instrument; provided, however, that no person who is already receiving full time pay from any Employer or any Affiliate shall receive compensation from the Trust Fund (except for the reimbursement of expenses properly and actually incurred).

                                  ARTICLE XIV

                           Amendment and Termination

         (a) Restrictions on Amendment Termination of Plan. It is the present intention of the Company to maintain the Plan set forth herein indefinitely. Nevertheless, the Company specifically reserves to itself the right at any time, and from time to time, to amend or terminate this Plan in whole or in part; provided, however, that no such amendment:

                 (1) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of the Trust;

                 (2) shall cause or permit any property held subject to the terms of the Trust to be diverted to purposes other than the exclusive benefit of the Participants and their Beneficiaries or for the administrative expenses of the Plan Administrator and the Trust;

                 (3) shall (A) reduce any vested interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law, or (B) reduce or restrict either directly or indirectly any benefit provided any Participant prior to the date an amendment is adopted;

                 (4)      shall reduce the Account of any Participant;

                 (5) shall amend any vesting schedule with respect to any Participant who has at least three Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than sixty (60) days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator; or

                 (6) shall increase the duties or liabilities of the Trustee without its written consent.

         (b) Amendment of Plan. Subject to the limitations stated in paragraph (a), the Company shall have the power to amend this Plan in any manner that it deems desirable, and, not in limitation but in amplification of the foregoing, it shall have the right to change or modify the method of allocation of contributions hereunder, to change any provision relating to the administration of this Plan and to change any provision relating to the distribution or payment, or both, of any of the assets of the Trust.

         (c) Termination of Plan. Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under this Plan or may terminate this Plan and the Trust, completely or partially, at any time without any liability whatsoever for such permanent discontinuance or complete or partial termination. In any of such events, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully vested interests in the amounts credited to each of their respective accounts at the time of such complete or partial termination of this Plan and the Trust or permanent discontinuance of contributions. All such vested interests shall be nonforfeitable.

         (d) Discontinuance Procedure. In the event an Employer decides to permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. All of the assets in the Trust Fund belonging to the affected Participants on the date of discontinuance specified in such resolutions shall, aside from becoming fully vested as provided in paragraph (c), be held, administered and distributed by the Trustee in the manner provided under this Plan. In the event of a permanent discontinuance of contributions without such formal documentation, full vesting of the interests of the affected Participants in the amounts credited to each of their respective accounts will occur on the last day of the year in which a substantial contribution is made to the Trust.

         (e) Termination Procedure. In the event an Employer decides to terminate this Plan and the Trust, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Fund as of the date of termination, each affected Participant (or the Beneficiary of any such Participant) shall be entitled to receive, provided that no successor plan has been established, any amount then credited to his Account in accordance with the provisions of Article IX.


                                  ARTICLE XV

                                 Miscellaneous

         (a) Merger or Consolidation. This Plan and the Trust may not be merged or consolidated with, and the assets or liabilities of this Plan and the Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer, if the plan and trust then terminated, that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if this Plan and the Trust had then terminated.

         (b)     Alienation.

                 (1) Except as provided in paragraph (2), no Participant or Beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in this Plan or the Trust or any payments to be made thereunder; no benefits, payments, rights or interests of a Participant or Beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish or attach the same for payment of any claim against the Participant or Beneficiary of a Participant; and no Participant or Beneficiary of a Participant shall have any right of any kind whatsoever with respect to the Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of the Trust, as and when the same respectively are due and payable under the terms of this Plan and the Trust.

                 (2) Notwithstanding the provisions of paragraph (b)(1), the Plan Administrator shall direct the Trustee to make payments pursuant to a Qualified Domestic Relations Order as defined in
         Section 414(p) of the Code. The Plan Administrator shall establish procedures consistent with Section 414(p) of the Code to determine if any order received by the Plan Administrator, or any other fiduciary of the Plan, is a Qualified Domestic Relations Order.

         (c) Governing Law. This Plan shall be administered, construed and enforced according to the laws of the State of Florida, except to the extent such laws have been expressly preempted by federal law.

         (d) Action by Employer. Whenever an Employer under the terms of this Plan is permitted or required to do or perform any act, it shall be done and performed by the Board of Directors of an Employer and shall be evidenced by proper resolution of such Board of Directors certified by the Secretary or Assistant Secretary of an Employer.

         (e) Alternative Actions. In the event it becomes impossible for the Company, the Plan Administrator or the Trustee to perform any act required by this Plan, then the Company, the Plan Administrator or the Trustee, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Plan.

         (f) Gender. Throughout this Plan, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

         IN WITNESS WHEREOF, this Plan has been executed this 28th day of December 2, 1994.

                                                  HOME SHOPPING NETWORK, INC.


                                                  By: /s/
                                                  --------------------------
                                                  Its Vice-President

                                                        "COMPANY"